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                                                                     EXHIBIT 4.2

                                      IXIA

                              AMENDED AND RESTATED
                              NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

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                                      IXIA

                              AMENDED AND RESTATED
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               SECTION I. PURPOSE

      The purpose of this Ixia Amended and Restated Non-Employee Director Stock Option Plan (this "Plan") is to provide an incentive which will motivate and reward "Non-Employee Directors" of the Company and promote the best interests and long-term performance of the Company by encouraging the ownership of the Company's stock by such "Non-Employee Directors." None of the options granted pursuant to this Plan will qualify as an Incentive Stock Option, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                        SECTION II. CERTAIN DEFINITIONS

      A. "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

      B. "Amendment Effective Date" means May 13, 2004, provided that this Plan is approved by the shareholders of the Company at the 2004 Annual Meeting of Shareholders of the Company on such date. If this Plan is not so approved by the shareholders of the Company, then this Plan will not become effective, the Original Plan shall remain in full force and effect and the Company may continue to make grants pursuant to the terms of the Original Plan.

      C. "Annual Meeting of Shareholders" shall mean an Annual Meeting of Shareholders of the Company.

      D. "Board" or "Board of Directors" means the Board of Directors of the Company.

      E. "Common Stock" means the shares of the Common Stock, without par value, of the Company.

      F. "Committee" means the Committee appointed by the Board in accordance with Section IX.C. of the Plan, if one is appointed.

      G. "Company" means Ixia, a California corporation, or any successor thereto.

      H. "Effective Date" means September 1, 2000.

      I. "Fair Market Value," as of a given date, means the fair market value of one share of Common Stock, determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, the fair market value per share shall be the closing sales price (or the closing bid price, if no sales were reported) on such exchange or system on the date of grant of the option (or, if the date of grant is not a trading day, on the last trading day
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preceding the date of grant), as such closing sales price (or closing bid price)
is reported in The Wall Street Journal or such other source as the Board deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but sales prices are not reported, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock on the date of grant (or, if there are no such prices for such date, on the last trading day preceding the date of grant on which there were such reported prices) as reported in The Wall Street Journal or such other source as the Board deems reliable; or

            (iii) If there is no public market for the Common Stock, the fair market value per share shall be determined by the Board in good faith.

      J. "Non-Employee Director" means a person who is a member of the Board of Directors but who is not an employee of the Company or any subsidiary of the Company.

      K. "Original Plan" means the Ixia Director Stock Option Plan as adopted by the Board on September 1, 2000 in effect prior to the amendment and restatement of such plan as evidenced by this Plan.

      L. "Participant" means a Non-Employee Director who is granted a stock option hereunder.

      M. "Plan" means this Ixia Amended and Restated Non-Employee Director Stock Option Plan.

                       SECTION III. EFFECTIVENESS OF PLAN

      This Plan shall become effective as of May 13, 2004, subject to the approval of the shareholders of the Company at the Annual Meeting of Shareholders scheduled to be held on May 13, 2004 (the "2004 Annual Meeting"). No options will be granted under this Plan prior to obtaining approval of the shareholders of the Company at the 2004 Annual Meeting. If this Plan is not so approved by the shareholders of the Company at the 2004 Annual Meeting, then (i) this Plan will not become effective for any purpose, and (ii) the Original Plan shall remain in full force and effect and the Company may continue to make grants pursuant to the terms and conditions of the Original Plan.

                               SECTION IV. STOCK

      The maximum aggregate number of shares of Common Stock which may be sold under this Plan is 400,000. If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Common Stock subject to the option shall again be available for the purposes of this Plan.

                             SECTION V. ELIGIBILITY

      Stock options may be granted under the Plan only to Non-Employee Directors. All options shall be automatically granted in accordance with the terms set forth in Section VI hereof.


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                   SECTION VI. INITIAL GRANTS; ANNUAL GRANTS

      A. Initial Grants of Stock Options upon Election for the First Time as a Non-Employee Director. On and after the Effective Date, each Non-Employee Director who is elected or appointed for the first time to the Board, whether through election by the shareholders of the Company or through appointment by the Board, shall automatically be granted, effective as of the date of such election or appointment, an option to purchase that number of shares of Common Stock as is determined in accordance with this Section VI.A.; provided, however, that a director who is an employee of the Company and who ceases to be an employee but remains a director shall not be granted any such options upon such change in status. The number of shares subject to the options granted to a Non-Employee Director pursuant to this Section VI.A. who is elected prior to the Amendment Effective Date shall be 10,000 shares. The number of shares subject to the options granted to a Non-Employee Director pursuant to this Section VI.A. who is elected on or after the Amendment Effective Date shall be equal to the sum of 25,000 plus (1) 10,000, if the Non-Employee Director is elected or appointed for the first time on the date of an Annual Meeting of Shareholders of the Company, or (2) if the Non-Employee Director is elected or appointed for the first time on a date other than the date of an Annual Meeting of Shareholders, the product obtained by multiplying 10,000 by a fraction, the numerator of which is equal to 12 minus the number of full months that have elapsed since the most recent Annual Meeting of Shareholders and the denominator of which is 12.

      B. Annual Grant of Options upon Re-Election as a Non-Employee Director. On and after the Effective Date, each Non-Employee Director shall automatically be granted an option to purchase that number of shares of Common Stock as is determined in accordance with this Section VI.B. on the date of each Annual Meeting of Shareholders at which the Non-Employee Director is re-elected to the Board of Directors; provided, however, that prior to the Amendment Effective Date, a Non-Employee Director shall be entitled to receive a re-election grant under this Section VI.B. only if he or she has been a director of the Company for at least six months preceding the grant date. The number of shares subject to the options granted to a Non-Employee Director pursuant to this Section VI.B. who is elected prior to the Amendment Effective Date shall be 5,000 shares. The number of shares subject to the options granted to a Non-Employee Director pursuant to this Section VI.B. who is elected after the Amendment Effective Date shall be 10,000 shares.

      C. Option Exercise Price. The exercise price of the Common Stock subject to all options granted hereunder shall be 100% of the Fair Market Value of the Common Stock on the date of the grant of such Options.

      D. Term and Vesting of Options.

            (i) Each option granted prior to the Amendment Effective Date pursuant to Subsections A or B of this Section VI shall have a term of seven years, subject to earlier termination pursuant to Section VII.B. of this Plan.

            (ii) Each option granted on or after the Effective Date but prior to the Amendment Effective Date pursuant to Subsection A of this Section VI will vest and become exercisable in eight equal quarterly installments commencing on the last day of the calendar quarter in which the option is granted and continuing on the last day of each of the seven calendar quarters

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thereafter, as long as the optionee continues to serve as a Non-Employee
Director on such vesting dates. An option may not be exercised for a fraction of a share.

            (iii) Each option granted pursuant to Subsection B of this Section VI will vest and become exercisable in four equal quarterly installments commencing on the last day of the calendar quarter in which the option is granted and continuing on the last day of each of the three calendar quarters thereafter, as long as the optionee continues to serve as a Non-Employee Director on such vesting dates; provided, however, that with respect to options granted prior to the Amendment Effective Date and except as provided in Subsection F(i) of this Section VI, no option may be exercised at any time unless the Participant is then a Non-Employee Director and has been so continuously since the granting of the option. An option may not be exercised for a fraction of a share.

            (iv) For options granted on or after the

            (v) Effective Date pursuant to Subsections A or B of this Section VI, each vested installment of options will expire four years after vesting, subject to earlier termination pursuant to Section VII.B. of this Plan.

      E. Non-Transferability of Options. Each option granted under the Plan shall by its terms be non-transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a transfer between spouses incident to a divorce. An option may be exercised, during the lifetime of the Participant, only by the Participant.

      F. Termination of Service.

            (i) For options granted prior to the Amendment Effective Date, if a Participant voluntarily or involuntarily terminates his or her service as a Non-Employee Director for any reason other than death or Disability, the Participant may exercise the options at any time within 90 days after the date of such termination, but only to the extent that the Participant was entitled to exercise the options on the date of termination. In no event shall such options be exercisable after the expiration of the term of the options, and any options not so exercised shall expire. For options granted prior to the Amendment Effective Date, if a Participant's service as a Non-Employee Director is terminated by reason of death or Disability, the Participant, or the Participant's personal representative if the Participant has died, may exercise any or all of the Participant's unexercised options which are vested on the date of termination, provided such exercise occurs within 12 months after the date of the Participant's death or termination of service as a result of Disability but not after the expiration of the term of the options.

            (ii) Options granted on or after the Amendment Effective Date shall not terminate or expire as to unexercised vested installments as a result of a Participant's voluntary or involuntary termination of service as a Non-Employee Director, including as a result of his or her death or Disability. In the event of any such termination, the Participant (or his or her personal representative if the Participant has died) may, at any time through the expiration of the four-year exercise period for any installment vested on the date of such termination, exercise the options as to all or part of such vested installment. To the extent that the Participant is not entitled to exercise the options at the date of such termination, or to the extent that vested installments of options at

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the time of termination of service are not exercised prior to the four-year anniversary of the date on which such installments vested, the options shall terminate. In no event shall any such options be exercisable as to any vested installment after the expiration of the four-year exercise period applicable to such installment.

      G. Payment of Option Exercise Price. The exercise price is to be paid in full upon exercise of an option, either (i) in cash, (ii) by check, (iii) in shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate cash exercise price of the option being exercised, (iv) by consideration received by the Company under a cashless exercise program acceptable to the Company in connection with the Plan, or (v) by any combination of the payment methods specified in the foregoing clauses (i), (ii), (iii) and
(iv); provided, however, that shares of Common Stock tendered in payment must be shares owned by the Non-Employee Director and registered in the Non-Employee Director's name and may not include shares of Common Stock acquired by the Non-Employee Director through the exercise of an option granted less than six months prior to the date of exercise of the option being exercised.

      H. Option Agreements. Options granted prior to the Amendment Effective Date shall be evidenced by written option agreements in the form of such agreement attached hereto as Attachment I. Options granted on or after the Amendment Effective Date shall be evidenced by a written option agreement in substantially the form of the agreement attached hereto as Attachment II.

      I. Pro Rata Allocation. In the event that the options to be granted under the Plan on a specific grant date would exceed the number of shares then available for grant hereunder, the shares available for grant shall be allocated on a pro rata basis among the Non-Employee Directors who are entitled to be granted options on such grant date.

      J. Procedure for Exercise. An option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Subsection G of this Section VI. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares to be issued upon exercise of the option, notwithstanding the exercise of the option. A share certificate for the number of shares acquired upon exercise of an option shall be issued as soon as administratively practicable after such exercise; provided, however, that if the shares are covered by a registration statement under the 1933 Act or can otherwise be issued without a legend restricting their transfer, the Participant may direct that the shares be issued and delivered by electronic transfer to a securities account maintained in the Participant's name. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section VII of the Plan.

            Exercise of an option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of shares as to which the option is exercised.


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                         SECTION VII. ADJUSTMENTS UPON
                     CHANGES IN CAPITALIZATION, DISSOLUTION,
                        LIQUIDATION, MERGER OR ASSET SALE

      A. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding option, or which have been authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the exercise price per share of each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination or reclassification or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock issued without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an option or the number of shares subject to the Plan. Without limiting the generality of the foregoing, no adjustment shall be made to the number of shares subject to the automatic grant provisions of
Section VI of the Plan as a result of any changes in capitalization as described in this Section VII.A.

      B. Dissolution, Liquidation, Merger or Asset Sale. In the event of the proposed dissolution or liquidation of the Company, the proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or reorganization of the Company with or into another corporation as a result of which the Company is not the surviving corporation or as a result of which the outstanding shares of Common Stock are exchanged for or converted into cash or property or securities not of the Company, the Board shall declare that all options outstanding under the Plan shall terminate as of a date fixed by the Board which is at least 30 days after notice thereof is given by the Company to all Participants, unless such 30-day period is waived by all Participants and shall give each Participant the right to exercise his or her option or options granted hereunder as to all or any part of the shares subject thereto, including shares which have not vested at such time, until the date of termination of the options, provided, however, that no options may be exercised after their expiration.

      C. No Fractional Shares. No fractional shares of Common Stock shall be issuable on account of any action described in this Section VII, and the aggregate number of shares covered by an option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action.

                     SECTION VIII. AMENDMENT OR TERMINATION

      A. Amendment or Termination. Unless this Plan shall have been earlier terminated as hereinafter provided, this Plan shall terminate, and no stock option shall be granted hereunder, ten

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years from the date of adoption of the Original Plan by the Board (i.e., on
September 1, 2000). The Board of Directors may, at any time prior to the date that is ten years after the adoption of the Original Plan by the Board, (i) terminate this Plan or (ii) make such amendments to or modifications of the Plan as the Board may deem advisable; provided, however, that no amendment authorized by the Board will be effective unless approved by the shareholders of the Company if the amendment would (i) increase the number of shares reserved for issuance under the Plan other than an adjustment under Section VII of the Plan; or (ii) amend or modify the Plan in any other way if such amendment or modification requires approval by the shareholders of the Company in order to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any other applicable law, regulation or stock exchange or market system rule or requirement.

      B. Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect any options already granted under the Plan. Such options shall remain in full force and effect as if the Plan had not been so amended or terminated.

                            SECTION IX. WITHHOLDING

      The grant of options hereunder and the issuance of shares pursuant thereto is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law and from any compensation payable to a Non-Employee Director, any taxes the Company determines that it is required to withhold under federal, state or local law as a result of such grants or the issuance of shares pursuant thereto. To the extent that such compensation, if any, is insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require a Non-Employee Director, as a condition to the issuance of such shares, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make arrangements satisfactory to the Company to enable the Company to satisfy its withholding obligations under federal, state and local law.

                            SECTION X. MISCELLANEOUS

      A. Rights to Continued Service. Nothing in this Plan or in any option granted pursuant to this Plan shall confer on any individual any right to continue as a Non-Employee Director.

      B. Investment Undertakings. Until and unless the issuance of shares of Common Stock pursuant to this Plan shall have been registered pursuant to the 1933 Act and applicable state securities laws, each Participant acquiring shares of Common Stock under this Plan may be required, as a condition precedent to such issuance, to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legends on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the 1933 Act and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine.

      C. Administration of the Plan. The Plan shall be administered by the Board. The Board may at any time appoint a Committee consisting of not less than two persons to administer

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the Plan on behalf of the Board, subject to such terms and conditions as the
Board may prescribe. The Board or its Committee shall have the authority to make all determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Board or its Committee shall have no discretion to determine the selection of persons to whom options will be granted, the frequency of option grants or the number of shares subject to option grants (except in accordance with Section VI.I. hereof), the exercise prices of options, or any other material terms of the options. All decisions and determinations of the Board or its Committee with respect to the Plan shall be final and binding.

      D. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available, such number of shares as shall be sufficient to satisfy the requirements of this Plan.

                 SECTION XI. EFFECTIVENESS OF THE ORIGINAL PLAN

      Effectiveness of the Original Plan was subject to approval by the shareholders of the Company within 12 months after the date on which the Original Plan was adopted by the Board of Directors; provided, however, that options could be granted pursuant to the Original Plan subject to subsequent approval of the Original Plan by the Company's shareholders. Such approval was given at a regular meeting of the shareholders of the Company or at a special meeting of the shareholders duly called and held for such purpose, or by written consent of the shareholders in accordance with applicable law. Grants of options, if any, made prior to shareholder approval of the Original Plan were made subject to the obtaining of such approval and, if such approval had not been obtained as aforesaid, any such grants would not have been effective for any purpose.

                                      * * *


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
                            CERTIFICATE OF SECRETARY

      The undersigned Secretary of Ixia, a California corporation (the "Company"), hereby certifies that the foregoing is a true and correct copy of the Company's Amended and Restated Non-Employee Director Stock Option Plan as adopted by the Board of Directors of the Company on March 25, 2004 and as approved by the shareholders of the Company on May 13, 2004.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary as of the date set forth below.


Date: __________________________, 2004     _____________________________________
                                           Ronald W. Buckly, Secretary

                                  ATTACHMENT I

                                      IXIA

                           DIRECTOR STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

      Ixia, a California corporation (the "Company"), hereby grants to _______________ ______________________ (the "Optionee") an option (the "Option")
to purchase a total of ____________________________________ (_________) shares of Common Stock (the "Shares") of the Company, at the price set forth herein, and in all respects subject to the terms and provisions of the Company's Director Stock Option Plan (the "Plan"), which terms and provisions are hereby incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.

      1. NATURE OF THE OPTION. This Option is intended to be a nonstatutory stock option and is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or to otherwise qualify for any special tax benefits to the Optionee.

      2. DATE OF GRANT; TERM OF OPTION. This Option is granted as of ______________, and it may not be exercised later than ______________.

      3. OPTION EXERCISE PRICE. The Option exercise price is $_________ per Share, which price is not less than one hundred percent (100%) of the fair market value thereof on the date this Option is granted.

      4. EXERCISE OF OPTION. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:

            (a) RIGHT TO EXERCISE. This Option shall vest and become exercisable, cumulatively, in four (4) equal installments of _______________________ (______) Shares commencing on the last day of the calendar quarter during which this Option is granted, with an additional installment vesting on the last day of each of the three (3) calendar quarters thereafter as long as the Optionee remains an Outside Director.

            (b) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which this Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price and an executed Stock Purchase Agreement if required by the Company. Payment of the purchase price shall be by cash, check, the delivery of Shares owned by the Optionee having a fair market value equal to the aggregate purchase price of the Shares being purchased, or

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any combination of such consideration and methods of payment. The purchase price may also be paid by consideration received by the Company under any cashless exercise program acceptable to the Company in connection with the Plan. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as set forth in the Plan, the Stock Purchase Agreement, and/or as required under applicable law.

            (c) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

      5. TERMINATION OF STATUS AS AN OUTSIDE DIRECTOR.

            (a) If the Optionee ceases to serve as an Outside Director for any reason other than death or Disability, the Optionee shall have the right to exercise this Option at any time within three months after the date of such termination to the extent that the Optionee was entitled to exercise this Option at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or to the extent this Option is not exercised within such three-month period, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

            (b) If the Optionee ceases to serve as an Outside Director due to death or Disability, the Optionee (or the personal representative of the Optionee if the Optionee has died) shall have the right to exercise this Option at any time within 12 months after the date of such termination to the extent that the Optionee was entitled to exercise the Option at the date of such termination. To the extent that the Optionee was not entitled to exercise this Option at the date of termination, or to the extent this Option is not exercised within such 12-month period, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

      6. NONTRANSFERABILITY OF OPTION. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      7. CONTINUATION AS A DIRECTOR. This Option shall not confer upon the Optionee any right to continue or be nominated as a director of the Company or any of its subsidiaries or limit in any respect the right of the Company to remove the Optionee as a director of the Company at any time.

      8. WITHHOLDING. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

      9. THE PLAN. This Option is subject to, and the Company and the Optionee agrees to be bound by, all of the terms and conditions of the Company's Director Stock Option Plan as such Plan may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Optionee, without his consent, of this Option or any rights hereunder.


Date: _____________________________      Ixia, a California corporation

                                         By:____________________________________

                                         Title:_________________________________

      The Optionee acknowledges receipt of a copy of the Ixia Director Stock Option Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its committee upon any questions arising under the Plan.

Date: ______________________________     _______________________________________
                                            Signature of Optionee

                                         _______________________________________
                                                Address

                                         _______________________________________
                                         City                 State     Zip Code

                                  ATTACHMENT II

                                      IXIA

                              AMENDED AND RESTATED
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

      Ixia, a California corporation (the "Company"), hereby grants to ____________________ ____________________ (the "Optionee") an option (the
"Option") to purchase a total of ________________________________________
(____________) shares of Common Stock (the "Shares") of the Company, at the price set forth herein, and in all respects subject to the terms and provisions of the Company's Amended and Restated Non-Employee Director Stock Option Plan (the "Plan"), which terms and provisions are hereby incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.

      1. NATURE OF THE OPTION. This Option is intended to be a nonstatutory stock option and is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or to otherwise qualify for any special tax benefits to the Optionee.

      2. DATE OF GRANT; TERM OF OPTION. This Option is granted as of _______________, and it may not be exercised later than March 31, 2009. Each vested installment of this Option will expire on the four-year anniversary of its vesting date.

      3. OPTION EXERCISE PRICE. The Option exercise price is $__________ per Share, which price is not less than one hundred percent (100%) of the fair market value thereof on the date this Option is granted.

      4. EXERCISE OF OPTION. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:

            (a) RIGHT TO EXERCISE. This Option shall vest and become exercisable, cumulatively, in four equal installments of ________________________________________ (____________) Shares each commencing on the last day of the calendar quarter during which this Option is granted, with an additional installment vesting on the last day of each of the three calendar quarters thereafter as long as the Optionee remains a Non-Employee Director. The Optionee may exercise this Option, in whole or in part, to acquire Shares as to which this Option has vested at any time during the period beginning on and including the applicable vesting date and ending on and including the four-year anniversary of such vesting date (e.g., this Option shall be exercisable as to the installment vesting on ____________________ from and including ____________________ through the close of business on ____________________).

            (b) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which this

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
Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price and an executed Stock Purchase Agreement if required by the Company. Payment of the purchase price shall be by cash, check, the delivery of Shares owned by the Optionee having a fair market value equal to the aggregate purchase price of the Shares being purchased, or any combination of such consideration and methods of payment. The purchase price may also be paid by consideration received by the Company under any cashless exercise program acceptable to the Company in connection with the Plan. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as set forth in the Plan, the Stock Purchase Agreement, and/or as required under applicable law.

            (c) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

      5. TERMINATION OF STATUS AS A NON-EMPLOYEE DIRECTOR. If the Optionee ceases to serve as a Non-Employee Director for any reason, the Optionee shall have the right to exercise any vested installments of this Option prior to the close of business on the four-year anniversary of the date on which such installment vested. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or to the extent any vested installment of this Option is not exercised prior to the close of business on the four-year anniversary of the date on which such installment vested, this Option shall terminate.

      6. NONTRANSFERABILITY OF OPTION. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, other than by will or by the laws of descent or distribution. This Option may be exercised during the lifetime of the Optionee only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      7. CONTINUATION AS A DIRECTOR. This Option shall not confer upon the Optionee any right to continue or be nominated as a director of the Company or any of its subsidiaries or limit in any respect the right of the Company to remove the Optionee as a director of the Company at any time.

      8. WITHHOLDING. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee shall pay to the Company an amount

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
sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

      9. THE PLAN. This Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Company's Amended and Restated Non-Employee Director Stock Option Plan as such Plan may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Optionee, without his consent, of this Option or any rights hereunder.

Date:______________________________      Ixia, a California corporation


                                         By:____________________________________

                                         Title:_________________________________


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
      The Optionee acknowledges receipt of a copy of the Ixia Amended and Restated Non-Employee Director Stock Option Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its committee upon any questions arising under the Plan.

Date:______________________________      _______________________________________
                                            Signature of Optionee

                                         _______________________________________
                                                Address

                                         _______________________________________
                                         City                State      Zip Code


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